Exhibit 99.1

Condensed Unaudited Pro Forma Financial Information

On December 31, 2012, SCS Corporation Ltd. (“SCS”), a wholly-owned subsidiary of Hyperdynamics Corporation, closed the sale to Tullow Guinea Ltd (“Tullow”), a subsidiary of Tullow Oil plc, of a 40% gross interest in the Hydrocarbon Production Sharing Contract with the Republic of Guinea, dated September 22, 2006, as amended, in respect of a contract area offshore Guinea (the “PSC”).  SCS received $27 million from Tullow as reimbursement of past costs of SCS in the contract area, and Tullow has agreed to (i) carry SCS’s participating interests share of future expenses up to a gross expenditure cap of $100 million, from the date of entry into the next exploration period until 90 days after the drilling of the exploration well, and (ii) carry SCS’s share of costs associated with an appraisal well of the initial exploration well, if drilled, subject to a gross expenditure cap on the appraisal well of $100 million. Subsequent to this transaction SCS will have a 37% interest in the PSC.

We consider this to be a significant disposition, and as such, the following unaudited pro forma financial information has been presented to give effect to and show the pro forma impact of this transaction on Hyperdynamics' balance sheet as of September 30, 2012, and for the impact on our statement of operations for the fiscal year ended June 30, 2012 and the three months ended September 30, 2012 as derived from our unaudited financial statements contained in our Quarterly Report filed with the SEC on Form10-Q for the three month period ended September 30, 2012 and from our audited financial statements contained in our Annual Report filed with the SEC on Form10-K for the fiscal year ended June 30, 2012. The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the transaction occurred at the beginning of the periods presented, nor is it indicative of our future financial position or results of operations. The unaudited pro forma adjustments were prepared based on the assumptions we believe are reasonable. The unaudited pro forma balance sheet as of September 30, 2012 and the unaudited statements of operations for the fiscal year ended June 30, 2012 and the three months ended September 30, 2012 give effect to the transaction as if it occurred on September 30, 2012 for the balance sheet and July 1, 2011 for the statements of operations.

Hyperdynamics Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2012

	Historical			Pro Forma
	9/30/2012	Net Adjustments		9/30/2012

ASSETS
Current Assets:
Cash and cash equivalents	$33,130,869	$24,239,448	A	$57,370,317
Accounts receivable - joint interest	479,636	(479,636)	B	—
Prepaid expenses	600,325			600,325
Other current assets	82,933			82,933
Total current assets	34,293,763	23,759,812		58,053,575

Property and equipment, net of accumulated depreciation of $1,613	1,365,564			1,365,564
Oil and gas properties, using full-cost accounting:
Proved properties	116,753,224			116,753,224
Unevaluated properties excluded from amortization	40,841,630	(23,759,812)	C	17,081,818
	157,594,854	(23,759,812)		133,835,042
Less - accumulated depreciation, depletion and amortization	(116,753,224)			(116,753,224)
	40,841,630	(23,759,812)		17,081,818

Other Assets:
Restricted cash	19,182,511			19,182,511
Deposits	31,450			31,450
Total assets	$95,714,918	—		$95,714,918

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$23,846,464	$		$23,846,464
Total current liabilities	23,846,464	—		23,846,464

Other non-current liabilities	118,907			118,907
Total liabilities	23,965,371	—		23,965,371

Shareholders’ equity:
Common stock, $0.001 par value; 350,000,000 shares authorized; 167,667,731 shares issued and outstanding	167,678			167,678
Additional paid-in capital	313,946,297			313,946,297
Accumulated other comprehensive income (loss)	—			—
Accumulated deficit	(242,364,428)			(242,364,428)
Total shareholders’ equity	71,749,547	—		71,749,547
Total liabilities and shareholders’ equity	$95,714,918	—		$95,714,918

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

A - Adjustments to cash equivalents are as follows:
Proceeds from sale of interest to Tullow	27,000,000
Payment of estimated transaction costs, including legal and financial advisory fees	(3,240,188)
Adjustments to reclassify joint interest accounts receivables to cash	479,636
24,239,448

B - Adjustments to reclassify joint interest accounts receivables to cash. This transaction passes operatorship over to Tullow and therefore we would not have a joint interest receivable in a non-operator role.	(479,636)

C - Credit to unproven properties for Tullow transaction proceeds
Credit to unproven properties for proceeds from sale of interest to Tullow	(27,000,000)
Payment of estimated transaction costs, including legal and financial advisory fees	3,240,188
(23,759,812)

Hyperdynamics Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For The Three Months Ended September 30, 2012

	Historical		Pro Forma
	9/30/2012	Net Adjustments	9/30/2012
Costs and expenses:
Depreciation	$182,573	$	$182,573
Selling, general and administrative	5,570,081		5,570,081
Full amortization of proved oil and gas properties	440,922	—	440,922
Write-off of prospective investment deposit	—		—
Loss from operations	(6,193,576)	—	(6,193,576)

Other (income)/expense:
Interest income	3,897		3,897

Total other income/(expense)	3,897	—	3,897

Net Loss	$(6,189,679)	$—	$(6,189,679)

Basic and diluted loss per common share	$(0.04)		$(0.04)

Weighted average shares outsanding - basic and diluted	167,399,144		167,399,144

Hyperdynamics Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For The Year Ended June 30, 2012

	Historical			Pro Forma
	6/30/2012	Net Adjustments		6/30/2012
Costs and expenses:
Depreciation	$826,708	$		$826,708
Selling, general and administrative	22,062,139			22,062,139
Full amortization of proved oil and gas properties	116,312,302	(23,759,812)	D	92,552,490
Write-off of prospective investment deposit	10,000,000			10,000,000
Gain (Loss) from Operations	(149,201,149)	23,759,812		(125,441,337)

Other (income)/expense:
Interest income	301,237			301,237
Other income (expense)	(413,234)			(413,234)
Total other income/(expense)	(111,997)	—		(111,997)

Net gain (loss)	$(149,313,146)	$23,759,812		$(125,553,334)

Basic and diluted loss per common share	$(0.93)	$		$(0.78)

Weighted average shares outsanding - basic and diluted	160,687,318			160,687,318

Note to Unaudited Pro Forma Condensed Statement of Operations

D - 2012 amortization expense adjusted for Tullow Transaction proceeds prior to impairment	(23,759,812)